UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 9, 2009
Date of Earliest Event Reported: October 2, 2009

RX SCRIPTED, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Creekvista Drive
Holly Springs, North Carolina 27540
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (919) 552-3133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or around October 2, 2009, MaryAnne McAdams, the then sole officer and Director of RX Scripted, Inc. (the “Company,” “we,” and “us”) and David M. Loev (collectively the “Shareholders”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Archetype Partners LLC, which is beneficially owned and controlled by Robert Bryan Crutchfield, who became the sole officer and Director of the Company due to the transactions described below (the “Purchaser”), pursuant to which the Shareholders sold the Purchaser an aggregate of 2,336,000 shares of the Company’s common stock (representing 71.2% of the Company’s outstanding shares of common stock)(the “Shares”).  The purchase price paid by the Purchaser for the Shares was $185,000, of which $100,000 was payable at the closing of the Purchase Agreement (the “Closing Payment”) and $85,000 is payable within 45 days of the Closing (which amount if not paid bears interest at the rate of 19.2% per annum).  Additionally, the Purchase Agreement provides that in the event the Purchaser or the Company affects a transaction including, but not limited to, a Share Exchange Agreement, Stock Purchase Agreement or similar agreement which results in a Change in Control (as defined in the Purchase Agreement) of the Company, the Purchaser is required to issue additional shares of common stock of the Company to the Shareholders such that each Shareholder will own a minimum of 1% of the Company’s then outstanding shares of common stock following such transaction.

In addition to the Purchase Agreement, the Shareholders and the Purchaser also entered into a Voting Agreement on or around October 2, 2009, pursuant to which the Shareholders agree that for one year following the effective date of the Purchase Agreement, the Shareholders would vote any shares of common stock which they beneficially own and/or have voting control over (representing an aggregate of 664,000 shares of common stock as of the date of this filing) as requested by and/or pursuant to instructions provided by Purchaser.  The Voting Agreement also provides that if the Purchase shall fail to pay the Additional Payment when due or shall otherwise breach the Purchase Agreement, subject to the required notice and cure provisions of the Voting Agreement, that the Voting Agreement shall terminate and be of no force or effect.

A condition to the Purchase Agreement was the forgiveness by Kevin McAdams, the former sole officer and Director’s husband of the approximately $33,700 of principal and $1,910 of accrued interest which he was owed pursuant to a Revolving Credit Promissory Note (as amended from time to time the “Credit Agreement”); and the $27,500 of principal and $4,113 of accrued interest owed to The Loev Law Firm, PC, whose manager is David M. Loev, the Company’s legal counsel (the “Law Firm”) pursuant to a Promissory Note effective September 18, 2007, evidencing legal fees due (as amended from time to time, the “Note”) and certain other accrued and unpaid legal fees owing to the Law Firm as of the date of the Purchase Agreement (collectively the Credit Agreement, Note and accrued and unpaid legal fees, defined herein as the “Debts”).

Mr. McAdams and the Law Firm entered into separate Debt Extinguishment Agreements with the Company on or around October 2, 2009, whereby each agreed to forever forgive, release and extinguish any and all funds which they were due from the Company as a result of the Debts for $10 and other good and valuable consideration.

Finally, following the closing of the Purchase Agreement, approximately $28,530 of the Closing Payment was used by Ms. McAdams to satisfy certain outstanding liabilities of the Company relating to outstanding accountant’s fees and certain other liabilities of the Company, the result of which is that as of the date of this filing the Company has no significant outstanding liabilities.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

As a result of the Purchase Agreement and the Voting Agreement, Archetype Partners LLC, has beneficial ownership of 2,336,000 shares of the Company’s common stock (representing 71.2% of the Company’s outstanding shares of common stock) and voting control over an additional 664,000 shares of the Company’s common stock, giving Archetype Partners LLC rights to vote an aggregate of 3,000,000 shares of the Company’s common stock, representing an aggregate of 91.4% of the Company’s common stock based on the 3,282,500 shares of the Company’s common stock issued and outstanding as of the date of this report.  As a result, Archetype Partners LLC has majority voting control over the Company and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election and removal of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective October 2, 2009, MaryAnne McAdams, as the sole Director of the Company increased the number of Directors of the Company from one (1) to two (2) and appointed Robert Bryan Crutchfield as a Director of the Company to fill the vacancy left by the increase in Directors pursuant to the power given to the Board of Directors by the Company’s Bylaws.  Subsequent to that appointment, Ms. McAdams resigned as an officer and Director of the Company and Robert Bryan Crutchfield remained as the sole Director of the Company and appointed himself as Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of the Company to fill the vacancy left by Ms. McAdams resignation.

Mr. Crutchfield’s biographical information is provided below:

Robert Bryan Crutchfield, age 42

Mr. Crutchfield has served as the founder and Principal of Archetype Partners LLC, a Georgia limited liability company, since January 2009, which provides advisory services to middle-market and emerging growth companies in accessing private capital markets for equity and debt-related financing.  From October 2007 to December 2008, Mr. Crutchfield served as Vice President of Knight Equity Markets-Direct Trading Institutional, where he was responsible for electronic trading execution products.  From August 2005 to September 2007, Mr. Crutchfield served as Senior Vice President of Emerging Growth Equities, where he distributed research as an institutional sales person.  From July 2003 to July 2004, Mr. Crutchfield was a Sales Trader with Pan American Financial-Halpern Capital, where he managed trading and execution strategies for various hedge funds.  From November 2001 to October 2002, Mr. Crutchfield was employed by The Griswold Company-Pulse Trading as an Execution Trader, where he managed teams of direct access traders on the floor of the NYSE and through over-the-counter execution.  From July 2001 to October 2001, Mr. Crutchfield served as a Sales Trader with H.C. Wainright-Kevin Dann & Partners.  From March 1999 to March 2000, Mr. Crutchfield was employed as a Proprietary Trader with First New York Securities/Electronic Trading Group.  From January 1996 to February 1997, Mr. Crutchfield served as a Sales Trader with Southcoast Capital Corp/Johnson Rice LLC.  Mr. Crutchfield has also served in various other sales and/or trading capacities with various other firms during the past 15 years.

Mr. Crutchfield obtained his Bachelors Degree in Communications in 1990 from the University of Georgia.  He also has his Series 7, 63 and 55 certifications with the Financial Industry Regulatory Authority (FINRA).

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.1*	Stock Purchase Agreement
10.2*	Voting Agreement
10.3*	Debt Extinguishment Agreement (Kevin McAdams)
10.4*	Debt Extinguishment Agreement (David M. Loev)

* Filed herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

RX SCRIPTED, INC.

Date: October 9, 2009	By: /s/ Robert Bryan Crutchfield
Robert Bryan Crutchfield
Chief Executive Officer